EXHIBIT 10.1

                            SHARE EXCHANGE AGREEMENT
               BETWEEN XIN NET CORP. AND PROTECTSERVE PACIFIC LTD.

THIS AGREEMENT dated for reference the 1st day of October, 2001.

BETWEEN:

                  KWEI CHI PING, JUSTIN, of Flat A, 16th Floor, Cornell Court, 56 King's Road, North Point, Hong Kong;

                  AND

                  KWEI LAM WAI YING, KATHERINE, of Flat A, 16th Floor, Cornell Court, 56 King's Road, North Point, Hong Kong;

                  AND

                  YIM CHUN KEUNG, WILSON, of Flat H, 20th Floor, Block 8, Melody Garden, 2 Wa Chui Road, Tuen Mun N.T., Hong Kong



                  (hereinafter collectively called the "Vendors")

AND:
                  XIN NET CORP., a Florida corporation with a registered office in the State of Florida, USA, located at Corporate Creations Enterprises, Inc. of 4521 PGA Boulevard, #211, Palm Beach Gardens, Florida, 33418, and a head office within British Columbia located at Suite 830 - 789 West Pender Street, Vancouver

                  (hereinafter called the "Purchaser" or "Xin Net")

AND:
                  PROTECTSERVE PACIFIC LIMITED., a company duly incorporated under the laws of Hong Kong and having an office and place of business at 1101 China Insurance Group Building, 141 Des Voeux Road, Central Hong Kong

                  (hereinafter called the "Company" or "PSP")

WITNESSES THAT WHEREAS:
A. The Vendors are the legal and/or beneficial owners of an aggregate of 5,623,036 shares in the capital of the Company (the "Shares"), allocated as follows:

         Kwei Chi Ping, Justin                       3,092,670
         Kwei Lam Wai Ying, Katherine                1,124,607
         Yim Chun Keung, Wilson                      1,405,759

         Total                                       5,623,036


B. The Vendors have each agreed to sell and the Purchaser has agreed to purchase the Shares upon the terms and conditions herein set forth;

NOW THEREFORE in consideration of the premises, the covenants and agreements and warranties hereinafter set forth, it is hereby agreed as follows:


SALE AND PURCHASE

1. Based on and relying upon the representations and warranties herein, the Vendors hereby each agree to sell the Shares to the Purchaser and the

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     Purchaser hereby agrees to purchase the Shares from the Vendors on the terms and conditions herein contained.

2. The purchase price payable by the Purchaser to the Vendors for the Shares shall be US$1,571,640 (the "Purchase Price") payable on the Closing Date by the issuance of 4,200,000 restricted common shares in the capital stock of the Purchaser (the "Exchangeable Shares") as per the allocation table set out in Schedule "A", to be issued in exchange for the Shares held by the Vendors in the Company.
3. The Exchangeable Shares will be issued pursuant to exemptions under Regulation S promulgated under the US Securities Act 1933 and under the Securities Act of British Columbia.

GRANT OF STOCK PURCHASE OPTIONS
4. The Purchaser agrees to grant, pro rata, to the Vendors, stock purchase options, each option entitling, upon the exercise of the options, the holder to receive one common share in the capital stock of the Purchaser at the price of US$0.001 per share. The stock purchase option will expire on the fifth anniversary from the date of grant. The exact number of stock purchase options to be granted will be determined according to a formulae provided in Schedule "B" to this Agreement which is based on the performance of PSP and geared towards a PSP net (after tax) profit threshold of HK$13,000,000 calculated according to US Generally Accepted Accounting Principles (the "US GAAP") for the 12 month operating period ending on August 31, 2002. The date of grant will be within 10 days from the date that PSP produces an auditors report providing the results of PSP's performance and net profits according to US GAAP.

5. In addition to the stock purchase options referred to in Section 4 of this Agreement, the Purchaser further agrees to grant to the management and employees of PSP stock options in the event that PSP's net (after tax) profit calculated according to the US GAAP, shall be more than HK$13,000,001 for the 12 months ending on August 31, 2002. The amount, price and expiry date of additional stock options shall be determined by the board of Directors in accordance with the Purchasers' stock option plan. The date of grant will be the same date discussed in Section 4 of this Agreement.

CASH COMMITTMENT

6. The Purchaser agrees that upon successful Closing the Purchaser will contribute to PSP cash of approximately US$800,000 in US funds or in RMB equivalent for PSP's acquisition, expansion and management expenditures on an "as required" basis and upon approval by both Parties. Considering the need of funds by PSP before Closing, the Purchaser may provide to PSP part of such cash contribution before Closing. Any such cash contribution made by the Purchaser prior to the Closing Date of this Agreement, however, shall be in the form of secured loans made by the Purchaser to PSP.
7. PSP agrees to report to the Purchaser, prior to the Closing Date of this Agreement, its operating cash flow position on a bi-weekly basis and any contract or capital expenditure commitment exceeding US$50,000 will need the Purchaser's approval.

BUY BACK SHARES

8. The Parties agree that in the event that PSP's net (after tax) profit calculated according to US GAAP shall be less than HK$3,000,000 for the 12 months ending on August 31, 2002, the Purchaser will have the right to buy back from the Vendors, pro rata, certain common shares of the Purchaser issued to the Vendor on the Closing Date at the rate of $US$0.001 per share. The exact number of common shares to be bought back by the Purchaser will be determined according to the formulae provided in Schedule "B" to this Agreement. The Parties agree that within 5 days of written notice from the Purchaser each Vendor will execute and deliver to the Purchaser all transfer documents necessary to transfer the Vendors' shares, to be bought back by the Purchaser, free and clear of all charges, liens and encumbrances, and forthwith upon receipt and registration of all documents

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     necessary to transfer to the  Purchaser the shares to be bought back by the
     Purchaser free and clear of all charges, liens and encumbrances, the Purchaser shall deliver to each Vendor a certified cheque payable to the Vendor in the amount of the purchase price specified in the written notice.

COMPANY AND VENDORS' REPRESENTATIONS AND WARRANTIES

9. The Company and the Vendors, jointly and severally, represent and warrant to the Purchaser, to the best of their knowledge, information and belief after making due inquiry that:

     (a) the Company is a company duly incorporated in Hong Kong on September 25, 2000 under Companies Ordinance under the name of Global Surveillance Communications Limited and, effective January 15, 2001, changed its name to ProtectServe Pacific Limited. The Company is not a reporting company and is a valid and subsisting company in good standing with all regulatory authorities;

     (b) the authorized capital of the Company consists of 6,000,000 Shares with a par value of HK$1.00 per share, of which there are 5,623,036 Shares issued and outstanding;

     (c) attached hereto as Schedule "H" are true and complete copies of the Company's audited financial statements for the period from date of incorporation to June 30, 2001 (the "Company's Financial Statements"). The Company's Financial Statements have been prepared in accordance with the Statements of Auditing Standards issued by the Hong Kong Society of Accountants and present fairly the financial position, results of operations and statements of changes in the Company's financial position for the period indicated.

     (d) since June 30, 2001, the Company's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been:

         (i) any event or change in circumstances that has had, or which the Company may expect to have, a material adverse effect on the Company or its business;

         (ii) any change in liabilities of the Company that has had, or which the Company may expect to have, a material adverse effect on the Company or its business;

         (iii) any incidence, assumption or guarantee of any indebtedness for borrowed money by the Company;

         (iv) any payments by the Company in respect of any indebtedness of the Company for borrowed money or in satisfaction of any liabilities of the Company, other than in the ordinary course of business;

         (v) the creation, assumption or sufferance of the existence of any lien on any assets reflected on the Company Financial Statements;

         (vi) any grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Company; or any entering into of an employment, deferred compensation or other similar agreement, or amendment or variation to any such existing agreement;

         (vii) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its books and records;

         (viii) any distribution, dividend or bonus by the Company to any of its respective officers, directors, stockholders or affiliates, or any of their respective affiliates or associates; and

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         (ix)     any material capital expenditure or commitment by the Company or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer lease or otherwise dispose of any asset or property by the Company other than in the ordinary course of business.

     (e) the Shares are free and clear of all liens, claims, charges and encumbrances of every nature and kind whatsoever;

     (f) the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable shares;

     (g) the Vendors are the sole registered and/or beneficial owners of the Shares and have due and sufficient right and authority to transfer the legal and beneficial title and ownership of the Shares to the Purchaser, and each of the Vendors and the Company has due and sufficient right, power and authority (including any and all necessary corporate and/or shareholder authorizations) to enter into this Agreement on the terms and conditions herein set forth, and this Agreement, when executed and delivered by the Vendors and Company, will constitute a legal and binding obligation of each such party enforceable against it in accordance with its terms;

     (h) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company owned by the Vendors or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

     (i) the Company has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it;

     (j) the Company holds all licenses and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

     (k) there are no material liabilities, contingent or otherwise, other than as set forth in Schedule "H" attached hereto;

     (l) at the Time of Closing, the Company shall not have any liabilities, contingent or otherwise, other than those liabilities set forth as of September 25th, 2001 in Schedule "C" attached hereto, except that the Company may have further liabilities incurred in its normal course of business for the period from September 25th, 2001 to the Date of Closing;

     (m) the books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with Hong Kong generally accepted accounting principles, the financial position of the Company as at the date hereof and all material financial transactions of the Company relating to its business have been accurately recorded in such books and records;

     (n) no payments of any kind have been made or authorized to or on behalf of the Vendors or any of them or to or on behalf of officers, directors or shareholders of the Company or under any management agreements with the Company which are not recorded in the books or records of the Company or which have not been disclosed in writing to the Purchaser other than payments made in the normal course of business;

     (o) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Company or the Vendors, jointly or severally, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

     (p) to the best of the Vendors' knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (q) the Company is not a party to any collective agreement with any labour union or other association or employees and no attempt has been made to organize or certify the employees of the Company as a bargaining unit;

     (r) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

     (s) the Company is not indebted to any employee of the Company or other workers engaged in the business of the Company for any wages or salaries and the Company has not received or been notified of any general wage claims;

     (t) the Company is the sole beneficial owner and has good and marketable title to all its properties and assets free and clear of all liens, mortgages, pledges, deeds of trust, conditional sale agreements, encumbrances, charges or claims of every kind and nature whatsoever;

     (u) the Company has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on its business or the results of its operations;

     (v) neither the Vendors nor any officer, director, employee or shareholder of the Company is now indebted or under obligation to the Company on any account whatsoever; and other than those set forth in Schedule "C" attached hereto the Company is not indebted or under obligation to the Vendors or any officer, director, employee or shareholder of the Company.


10. The Vendors hereby jointly and severally represent and warrant to the Purchaser as follows that:

     (a) the Vendors have the capacity to protect their own interests in connection with the acquisition of the common shares of the Purchaser and are capable of evaluating the merits and risks of an investment in the Purchaser by reason of their business and financial knowledge and experience;

     (b) the Vendors are acquiring the shares of common stock of the Purchaser for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Vendors understand that the shares of common stock of the Purchaser have not been, and will not be, registered under the US Securities Act 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Vendors' representations as expressed herein;

     (c) each Vendor acknowledges that the shares of common stock of the Purchaser must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Vendor is aware of the restrictions and limitations on resale of the shares of common stock of the Purchaser into the United States or to a US Person pursuant to the provisions of Regulation S promulgated under the Securities Act. In addition, each Vendor is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resales in the US of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of common stock of the Purchaser, the availability of certain current public information about the Purchaser, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations;

     (d) each Vendor also acknowledges that the shares of common stock of the Purchaser must be held indefinitely unless subsequently registered under the Securities Act (British Columbia) (the "BC Act") or unless an exemption from such registration is available. Each Vendor is aware that the shares of common stock of the Purchaser are subject to restriction on transferability and resale and may not be transferred or resold in British Columbia or to British Columbia residents except as permitted by the Securities Act (British Columbia) (the "BC Act") and Regulations made under the BC Act;

     (e) each of the Vendors has had an opportunity to discuss the Purchaser's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Purchaser's officers, which questions were answered to the Vendors' satisfaction. Each Vendor has been furnished with or has had access to such information as a sophisticated investor would customarily require to evaluate the merits and risks of the proposed investment together with such additional information as is necessary to verify the accuracy of the information supplied. The Vendors represent and acknowledge that they have been solely responsible for their own due-diligence investigation of the Purchaser and its management and business, for their own analysis of the merits and risks of this investment, and for their own analysis of the terms of the investment, and that in taking any action or performing any role relative to the proposed investment, they have acted solely in their own interest, and that neither they nor any of their agents or employees has acted as an agent, employee, partner or fiduciary of any other person, or as an agent of the Purchaser, or as an issuer, underwriter, broker, dealer or investment advisor relative to this investment;

     (f) each of the Vendors understands that the Purchaser has limited operating history and is in the process of transferring its current business assets and liabilities as referred to in Section 12(p) and
         Section 12(q) of this Agreement, and that investment in the Purchaser involves substantial risks. The Vendors further understand that the acquisition of the shares of common stock of the Purchaser will be a highly speculative investment. Each of the Vendors is able, without impairing his financial condition, to hold the shares of common stock of the Purchaser for an indefinite period of time and to suffer a complete loss of his investment;

     (g) each of the Vendors agrees to indemnify and hold harmless the Purchaser and its officers, directors and agents for any costs, liabilities or losses caused by any misstatement of material fact by such Vendor with respect to the representations and warranties contained in this Section or any other written information provided to the Purchaser by such Vendor in connection with the investment contemplated by this Agreement; and

     (h) each Vendor represents and warrants to the Purchaser that he is not a US Person as defined in Regulation S as promulgated under the Securities Act and that the buy order for the common shares of the Purchaser originated by each Vendor outside of the US.

COMPANY AND VENDORS' COVENANTS

11.  The Company and the Vendors jointly and severally covenant and agree that:

     (a) the representations and warranties contained in this Agreement shall be true at and as of the Time of Closing as if such representations and warranties were made as of such time;

     (b) the Company and the Vendors will permit the Purchaser or whoever it directs on its behalf to examine the records, statements and accounts of the Company on regular business days and during regular business hours up to and including the Closing Date and make such audit of the books of account of the Company and physical verification of the inventory of the Company as the Purchaser may see fit;

     (c) the representations, warranties, covenants and agreements contained herein shall survive the Closing Date and notwithstanding the Closing of the purchase and sale herein contemplated, shall continue in full force and effect;

     (d) the Company and the Vendors will, jointly and severally, prior to Closing, take all steps and proceedings and execute such further assurances and documents as may be required to obtain the transfer and registration of the Shares into the name of the Purchaser provided that all terms and conditions to be observed and performed by the Purchaser at the Time of Closing have been observed and performed;


PURCHASERS' REPRESENTATIONS AND WARRANTIES

12. As an inducement to the Company and each of the Vendors to enter into this Agreement and to consummate the transactions provided for herein, the Purchaser represents and warrants to the Company and each of the Vendors, to the best of its knowledge, information and belief after making due inquiry that:

     (a) the Purchaser was incorporated on September 6, 1996 under the laws of the State of Florida under the name of Placer Technologies, Inc, and, effective on July 24, 1998, changed its name to Xin Net Corp.;

     (b) the Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Florida;

     (c) the Purchaser is now and as of the Closing Date will be traded on the OTC Bulletin Board;

     (d) it has full and absolute right, power and authority to enter into this Agreement on the terms and conditions herein set forth, to carry out the transactions contemplated hereby and, to transfer on the Closing Date to the Vendors all legal and beneficial ownership in and to the Exchangeable Shares;

     (e) this Agreement once duly executed and delivered by the Purchaser will constitute a legal, valid and binding obligation of the Purchaser; enforceable against the Purchaser in accordance with its terms;

     (f) no proceedings have been taken or authorized by the Purchaser, or to the knowledge of the Purchaser, by any person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Purchaser or with respect to any amalgamation, merger, consolidation, arrangement or reorganization relating to the Purchaser;

     (g) the authorized capital stock of the Purchaser consists of 50,000,000 shares of US $0.001 par value common stock of which 21,360,010 are issued and outstanding;

     (h) all of the issued and outstanding shares of the Purchaser have been duly and validly authorized and issued in accordance with applicable laws and are validly outstanding, fully paid and non-assessable;

     (i) there are 5,884,990 Series "A" and 10 Series "B" Share Purchase Warrants of the Purchaser issued and outstanding. Each Series "A" Share Purchase Warrant entitles the holder to purchase, on the earlier of (1) March 21, 2003 and (2) the 90th day after the day on which the weighted average trading price of the Purchaser's shares exceeds US$1.25 per share for 10 consecutive days, one additional unit at a price of US$1.00 per unit, each unit consisting of one common share of the Purchaser and one Series "B" Share Purchase Warrant. Each Series "B" Share Purchase Warrant entitles the holder to purchase one additional common share of the Purchaser at a price of $1.50 on the earlier of (i) March 31, 2004 and (ii) one year after the occurrence of (i)(2) described above in this section;

     (j) there are 2,136,000 stock options granted by the Purchaser outstanding. Each stock option entitles the holder to purchase common shares of the Purchaser at US$1.30 per share. The stock options expire on November 12, 2004;

     (k) all of the Exchangeable Shares which will be issued to the Vendors hereunder in compliance with applicable laws and the articles of the Purchaser, and will be issued fully paid and non-assessable, and free and clear of all liens, charges, encumbrances and trading restrictions other than as may be imposed by applicable U.S. Federal and State laws;

     (l) the Purchaser has five wholly owned subsidiaries:

         (a)      Infornet Investment Limited (a Hong Kong corporation);
         (b)      Infornet Investment Corp. (a Canadian corporation);
         (c)      Xinbiz Corp. (a British Virgin Islands corporation);
         (d)      Xinbiz (HK) Limited (a Hong Kong corporation); and
         (e)      Xin Net International Corp. (a Nevada corporation).

         On August 25, 1997, through its wholly owned subsidiary Infornet Investment Limited, under the laws of the Peoples' Republic of China, the Purchaser formed an 80% cooperative joint venture called Xinnet Telecom Corp., Ltd. with Xin Hai Technology Development Ltd. (a Peoples' Republic of China Corporation) as a 20% partner for a term of twenty years. The joint venture agreement was amended on April 13, 2000 to give Infornet Investment Limited control over the joint venture for another fifteen years after the recovery of total investment and interest from external financing in the joint venture

     (m) the officers and directors of the Purchaser are as follows:
                  Name                      Position
                  ----                      --------
                  Xiao-Qing Du              Director
                  S.Y. Marc Hung            Director and President
                  Ernest Cheung             Director and Secretary
                  Maurice Tsakok            Director

     (n) attached hereto as Schedule "D" are true and complete copies of the Purchasers audited financial statements for the fiscal year ended on December 31, 2000 as contained in the Purchasers' Form 10-KSB and Unaudited Financial Statements as of March 31 and June 30, 2001 contained in the Purchaser's Form 10-QSB Interim Reports for the 1st and 2nd Quarter, 2001, respectively (the "Purchaser's Financial Statements"). The Purchaser's Financial Statements have been prepared in accordance with the US Generally Acceptable accounting principles and present fairly the financial position, results of operations and statements of changes in the Purchaser's financial position for the period indicated;

     (o) no adverse material changes in the affairs of the Purchaser have occurred since June 30, 2001;

     (p) the Purchaser is currently in the business of providing internet access and content services, domain name registration and other value-added services, such as e-commerce and advertising. On June 22, 2001 the Board of Directors authorized the Purchaser's Joint Venture partner, Xin Hai Technology Development Ltd. in China to sign an Agreement to sell the Purchaser's assets of Internet access provision ("ISP") to Bejing Sino Soft Intel Information Technology Ltd. (the "ISP Transaction"). The Purchaser filed on June 27, 2001 a Form 8-K "Current Report" and on July 12, 2001 a Form 8-K "Amended Current Report" with the US Securities and Exchange Commission ("SEC") regarding this decision. The Purchaser will request shareholders approval of the ISP Transaction at its Annual General Meeting of 2001, which is planned to be held in October or November, 2001 (the "AGM");

(q) the Purchaser is also in the process of transferring its current business assets [other than the ISP assets referred in Section 12(p)] and liabilities, except for cash of US$800,000 (which will be used to manage and expand PSP operation) to Xin Net International Corp., a wholly owned subsidiary of the Purchaser referred to in Section 12(l) in exchange of the shares of the Xin Net International Corp. to be distributed by way of dividend to the Purchasers shareholders as of the record date for the AGM on a share for share basis (the "Spin- Off").

         On August 3, 2001 the Purchaser filed a Form 8-K "Current Report" with the SEC with the Purchaser's intent to carry out the Spin-Off described herein. The Purchaser will request shareholders approval of the Spin-Off at its AGM;

     (r) there are no liabilities, contingent or otherwise of the Purchaser which are not disclosed or reflected in its Financial Statements set forth in Schedule "D" attached hereto;

     (s) at the time of Closing, the Purchaser shall not have any liabilities, contingent or otherwise, other than those liabilities set forth as of September 25th, 2001 in Schedule "E" attached hereto, except that the Purchaser may have further liabilities incurred in its normal course of business for the period from September 25th, 2001 to the Date of Closing;

     (t) there is no litigation, proceeding, or investigation pending or threatened against the Purchaser, nor does the Purchaser know, or have grounds to know, of any basis for any litigation, proceeding or investigation against the Purchaser, except as disclosed in writing to the Vendors;

     (u) since June 30, 2001, the Purchaser's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been:

         (i) any event or change in circumstances that has had, or which the Purchaser may expect to have, a material adverse effect on the Purchaser or its business;

         (ii) any change in liabilities of the Purchaser that has had, or which the Purchaser may expect to have, a material adverse effect on the Purchaser or its business;

         (iii) any incidence, assumption or guarantee of any indebtedness for borrowed money by the Purchaser;

         (iv) any payments by the Purchaser in respect of any indebtedness of the Purchaser for borrowed money or in satisfaction of any liabilities of the Purchaser, other than in the ordinary course of business;

         (v) the creation, assumption or sufferance of the existence of any lien on any assets reflected on the Purchaser Financial Statements;

         (vi) any grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Purchaser; or any entering into of an employment, deferred compensation or other similar agreement, or amendment or variation to any such existing agreement;

         (vii) any change by the Purchaser in its accounting principles, methods or practices or in the manner it keeps its books and records;

         (viii) any distribution, dividend or bonus by the Purchaser to any of its respective officers, directors, stockholders or affiliates, or any of their respective affiliates or associates; and

         (ix) any material capital expenditure or commitment by the Purchaser or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer lease or otherwise dispose of any asset or property by the Purchaser other than in the ordinary course of business, the ISP Transaction and the Spin-Off referred to in Section 12(p) and 12(q) of this Agreement.

     (v) the Purchaser does not own or lease any real property or material assets other than those set forth in Schedule "F" attached hereto;

     (w) there are no contracts or indebtedness between the Purchaser and any of its shareholders, or affiliates or associates of any of its shareholders other than those set forth in Schedule "I" attached hereto;

     (x) there are no material contracts to which the Purchaser is a party other than those set forth in Schedule "G" attached hereto;

     (y) the operation of the Purchaser's business has not violated or infringed any U.S. Federal or State laws or regulations;

     (z) all tax returns and reports of the Purchaser required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct, and all taxes and other government charges have been paid or accrued in the Purchaser Financial Statements;

     (aa)the information contained in the documents, certificates and written statements (including this Agreement and the attachments thereto) furnished by the Purchasers to the Vendors are true and complete in all material respects and do not omit to state any material fact necessary in order to make the statements therein; and

     (bb)there is no fact known to the Purchaser that has not been disclosed to the Vendors in writing that could reasonably have a material adverse effect on the Purchaser.

Purchasers Covenants

13.  The Purchaser covenants and agrees as follows:

     (a) the management of the Purchaser will recommend for election, at the AGM of the Purchaser, the following persons as the directors and officers of the Purchaser:
                  Name                               Position
                  ----                               --------
                  S.Y. Marc Hung                     Director, President
                  Ernst Cheung                       Director, Secretary
                  Maurice Tsakok                     Director
                  Xiao-Qing Du                       Director
                  Kwei Chi Ping, Justin              Director
                  Yim Lam Thuy Hong, Suzanne         Director
                  Yim Cheun Keung, Wilson            Director

         of which Kwei Chi Ping, Justin, Yim Cheun Keung, Wilson and Yim Lam Thuy Hong, Suzanne are nominated by PSP.

(b) PSP will be entitled to nominate two (2) additional directors if it achieves the HK$13,000,000 net (after tax) profit for the 12 month operating period ending August 31, 2002 as referred to in Section 4 of this Agreement.

(c) PSP will be entitled until August 31, 2002 to operate its business without any interference from the Purchaser except that the Purchaser will have the right to examine PSP's records, statements and accounts as referred to in Sections 11 (b) of this Agreement.

(d) on the Closing Date, and provided that all terms and conditions to be observed and performed by the Vendors at the Time of Closing have been observed and performed, the Purchaser will issue the Exchangeable Shares to the Vendors, such Exchangeable Shares to be issued free and clear of any liens, encumbrances and charges, but subject to applicable trading restrictions imposed by U.S. and British Columbia securities legislation, and imposed under such other securities legislation applicable in each jurisdiction where any of the Vendors are resident;

(e) in addition to the US$800,000 contribution referred to in Section 6 of this Agreement, any proceeds from Xin Net stock purchase options and/or warrants which are exercised after the date of this Agreement shall be retained by the Purchaser as funds for expanding PSP business and/or working capital for PSP business.

CONDITIONS PRECEDENT FOR THE VENDORS

14. The joint and several obligations of the Vendors to carry out the terms of this Agreement and to complete the sale contemplated herein is subject to the following conditions:

     (a) the Purchaser shall have performed and satisfied each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date and each of the representations and warranties of the Purchaser contained herein shall have been true and correct and contained no misstatement or omission that would make any such representation or warrant misleading when made, and shall be true and correct and contain no misstatement or omission that would make any such representation or warranty misleading at and as of the Closing Date with the same force and effect as if made as of the Closing Date;

     (b) the transactions contemplated by this Agreement shall not violate any applicable law and there shall be no pending actions or proceedings by any State, U.S. Federal or State regulatory authority or by any other person challenging or seeking to materially restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the transactions contemplated by this Agreement;

     (c) the Purchaser's Board of Directors, by proper and sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby;

CONDITIONS PRECEDENT FOR THE PURCHASER

15. All obligations of the Purchaser under this Agreement are subject to the fulfillment on or prior to Closing, of each of the following conditions to the satisfaction of the Purchaser's solicitor:

     (a) the Purchaser has received regulatory approval of this Agreement, if required;

     (b) the shareholders of the Purchaser approved the ISP Transaction and the Spin-Off at the AGM. The Purchaser has completed the ISP Transaction and the Spin-Off referred to in Section 12(p) and 12(q) of this Agreement respectively;

     (c) all covenants, warranties and agreements of the Company and the Vendors to be performed on or before the Closing Date pursuant to the terms and conditions of this Agreement have been duly performed;

     (d) the Vendors shall transfer the Shares to the Purchaser and such Shares shall be registered on the books of the Company in the name of the Purchaser at the Time of Closing; and

     (e) the representations and warranties of the Company and the Vendors set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as at the Date of Closing as if made by the Vendors on the Closing Date.

16. The Company and the Vendors jointly and severally agree that the foregoing conditions in section 15 are inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time.

17. In the event any of the conditions set forth in section 15, are not met by the Closing Date for whatever reason, the Purchaser at his option, may elect not to proceed with the purchase of the Shares contemplated herein without prejudice to any other rights and remedies.

SHARE CERTIFICATE LEGENDS

18. It is understood that the certificates evidencing the Purchaser's shares of common stock may bear one or more legends in substantially the following forms, as well as any other legend required by the laws of any applicable jurisdiction:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE U.S. OR TO US PERSONS IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS FOR SUCH SECURITIES MAY NOT BE MADE UNLESS IN COMPLIANCE WITH SUCH ACT.

         THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD IN THE U.S. OR TO US PERSONS EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

     The Purchaser need not record a transfer of the shares, unless the conditions specified in any applicable legends are satisfied. The Purchaser may also instruct its transfer agent not to record the transfer of any of the shares unless the conditions specified in the applicable legends are satisfied.

19. The legend relating to the Securities Act endorsed on a stock certificate pursuant to this Agreement and the stop transfer instructions with respect to the shares represented by such certificate shall be removed and the Purchaser shall issue a certificate without such legend to the holder of such shares if such shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Purchaser an opinion of counsel reasonably satisfactory to the Purchaser, or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (the "SEC") to the effect that a public sale, transfer or assignment of shares may be made without registration and without compliance with any restriction such as Rule 144.

CLOSING

20. The sale and purchase of the Shares shall be closed within 10 days from the date that the Purchaser has received the regulatory approval referred to in
     Section 15 (a) of this Agreement and the Purchaser has completed the ISP Transaction and the Spin-Off referred to in Sections 12(p) and 12(q) of this Agreement or on such other date agreed by all of the parties hereunder, at the office of the Purchaser, or at any other place agreed to by all of the Parties, which date and time are referred to herein as the "Date of Closing", the "Closing Date", the "Closing" and the "Time of Closing".

21.  At Closing, the Vendors shall deliver to the Purchaser:

     (a) share certificates duly endorsed for transfer of 5,623,036 Shares, constituting the totality of Shares issued and outstanding at Closing Date, with a par value of HK$1.00 per share in the capital of the Company into the Purchaser's name representing the Shares;

     (b) certified copies of resolutions of the directors of the Company authorizing and approving the transfer of the Shares, registration of the Shares in the name of the Purchaser, authorizing the issue of new share certificates representing the Shares in the name of the Purchaser, and entry of the name and address of the Purchaser into the Register of Members and Register of Directors of the Company;

     (c) all corporate records and books of account of the Company, including, without limitation, the minute book, corporate seal, share register books, share certificate books and annual reports of the Company;

     (d) certified copies of such resolutions of the shareholders and directors of the Company as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor pursuant thereto;

     (e) a certificate signed by the Company and the Vendors that all covenants, warranties and agreements of the Vendors pursuant to the terms of this

         Agreement have been duly performed and that the representations and warranties of the Vendors set forth in this Agreement are true and correct as at the Date of Closing;

22.  At Closing the Purchaser shall deliver to the Vendor the following:

     (a) share certificates representing the Exchangeable Shares in the names and denominations set out in Schedule "A" hereto;

     (b) certified copies of resolutions of the directors of the Purchaser authorizing and approving the issuance of the Exchangeable Shares, registration of the Exchangeable Shares in the name of the Vendors in accordance with Schedule "A" hereto and authorizing the issue of the new share certificates representing such Exchangeable Shares;

     (c) all corporate records and books of account of the Company, including without limitation, the minute book;

     (d) certified copies of such resolutions of the directors of the Purchaser as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered to the Vendors pursuant thereto; and

     (e) a certificate signed by a duly authorized officer of the Purchaser that all covenants, warranties and agreements of the Purchaser pursuant to the terms of this Agreement have been duly performed and that the representations and warranties of the Purchaser set forth in this Agreement are true and correct as at the Closing;

INDEMNITY

23. The Purchaser shall be indemnified and held harmless by the Company and the Vendors in respect of any and all damages incurred by the Purchaser as a result of any inaccuracy or misrepresentation in or breach of any representation or warranty, covenant or agreement made in this Agreement by the Company and the Vendors.

24. The Vendors shall each be indemnified and held harmless by the Purchaser in respect of any and all damages incurred by any of such Vendors as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement.

SURVIVAL OF REPRESENTATION, WARRANTIES AND COVENANTS

25. Except as hereinafter provided, all representations, warranties, covenants, agreements and obligations of the parties hereto shall survive the Closing and shall expire one year following the Closing Date.

GENERAL

26. This Agreement shall be governed by and be construed in accordance with the laws of the State of Florida, USA.

27. Any notice to be given to a party hereto shall be in writing and signed by or on behalf of such party and shall be given to the other party by delivery thereto, or by sending by prepaid registered mail, telex, facsimile, telegram or cable to the address of the other as hereinbefore set forth or to such other address of which notice is given, and any notice shall be deemed not to have been sufficiently given until it is received. Any notice or other communication contemplated herein shall be deemed to have been received on the day delivered, if delivered; on the seventh business day following the mailing thereof, if sent by registered mail; and on the business day following the transmittal thereof, if sent by telex, facsimile, telegram or cable. If normal mail, telex, facsimile, telegram or cable service shall be interrupted by strike, slow down, force majeure or other cause, the party sending the notice shall utilize any of the other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt of same by the other party.

28. The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

29. The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between parties.

30. This Agreement may be amended by a written instrument signed by the party against whom enforcement of the amendment is sought and any waivers made on the part of the Purchaser with respect to any terms or conditions herein must be in writing and signed by them.

31. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not effect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

32.  Time shall be of the essence hereof.

33. The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

34. This Agreement shall enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

35. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties hereto have caused this indenture to be executed as of the day and year first above written.

Signed, sealed and delivered by )

KWEI CHI PING, JUSTIN in the presence of: )
                                          )
________________________________          )
Witness Name                              )       ------------------------------
________________________________          )       KWEI CHI PING, JUSTIN
Witness Address                           )
________________________________          )
                                          )
________________________________          )
Witness Occupation                        )


Signed, sealed and delivered by           )
KWEI LAM WAI YING, KATHERINE in the       )
presence of:                              )
                                          )
________________________________          )
Witness Name                              )       ------------------------------
________________________________          )       KWEI LAM WAI YING, KATHERINE
Witness Address                           )
________________________________          )
                                          )
________________________________          )
Witness Occupation                        )

Signed, sealed and delivered by )

YIM CHUN KEUNG, WILSON in the presence of: )
                                           )
________________________________           )
Witness Name                               )       -----------------------------
________________________________           )       YIM CHUN KEUNG, WILSON
Witness Address                            )
________________________________           )
                                           )
________________________________           )
Witness Occupation                         )

XIN NET CORP.
Per:


-----------------------------------
Authorized Signatory


-----------------------------------
Authorized Signatory

PROTECTSERVE PACIFIC LIMITED
Per:


-----------------------------------
Authorized Signatory


-----------------------------------
Authorized Signatory

                                  SCHEDULE "A"

 Share Allocation Table for shares of the Purchaser to be issued to the Vendors



              Name                                    No. of Shares
              Kwei Chi Ping, Justin                       2,310,000
              Kwei Lam Wai Ying, Katherine                  840,000
              Yim Chun Keung, Wilson                      1,050,000
                                                          ---------
              Total                                       4,200,000

                                  SCHEDULE "B"

                   Formulae For Determining Number of Xin Net
                      Stock Purchase Options to be Granted
                   and Xin Net Common Shares to be Bought Back


(a)      Stock Purchase Option to be Granted:

PSP Net (after tax) Profit (US GAAP) for 12 Month Period Ended 08/31/2002     Stock Purchase Options to be Granted

HK$3,000,000 - 11,000,000                                                     0 - 16,000,000 stock options pro-rated

HK$11,000,001 - 13,000,000                                                    18,031,800 stock options





(b)      Xin Net Common Shares to be Bought Back:

PSP Net (after tax) Profit (US GAAP) for 12 Month Period        Number of Common Shares to be Bought Back
Ended 08/31/2002

Loss or zero                                                    4,200,.000 shares

HK$1 - 2,000,000                                                4,200,000 - 2,200,000 shares pro-rated

HK$2,000,001 - 3,000,000                                        2,200,000 - 1 shares pro-rated


                                  SCHEDULE "C"



                       Current Material Liabilities of PSP

As of September 25, 2001, PSP has no current material liabilities, contingent or otherwise except for:

Long-term debt in the amount of US$68,741 with no interest bearing, owed to the shareholders. There are no specific payment terms for the debt.

A loan in the amount of US$300,000 from Xin Net corp. The loan, which carries an interest of 8% per annum, is payable on demand.

                                  SCHEDULE "D"



              Form 10-KSB including Financial Statements of Xin Net
                  for the year ended December 31, 2000 and Form
                10-QSB Interim Reports for 1st Quarter, 2001 and
                                2nd Quarter, 2001

                                  SCHEDULE "E"



                         Current Liabilities of Xin Net



As at September 25, 2001, Xin Net had no current liabilities, contingent or otherwise, except for the following:

Accounts Payable and accrued liabilities                      $   648,886

Unearned revenue                                              $ 1,940,751

Security Deposit (from Sino Soft)                             $   300,000

Obligation under capital lease                                $    80,793

                                                               ----------

                                                               $2,970,430

                                                               ----------

                                  SCHEDULE "F"



                   Current Real Properties or Material Assets
                           Owned or Leased by Xin Net



As at October 1st, 2001 Xin Net had no current real property or material asset owned or leased by Xin Net except for the following:


(a)      Property and Equipment Owned:

        - Office Equipment
        - Equipment
        - Computer Software
        - Furniture

(b)      Leases:

        (1) Xin Net through its wholly owned subsidiary, Internet Investment Corp. leases computer equipment with a rental of approximately US$5,330 per month to June 30, 2002. The liability includes imputed interest at an average rate of 6.12% per annum.

        (2) Xin Net leases office space under various operating leases expiring through July, 2002. The rental equipment commitment for 2001 is US$206,648 and for 2002 is US$47,838.

                                  SCHEDULE "G"



                          Material Contracts of Xin Net

As at October 1st, 2001 Xin Net has no material contracts except for the following:

1. Joint Venture Agreement between Infornet Investment Limited (Xin Net's wholly owned subsidiary) and Xin Hai Technology Development Ltd. (a Peoples Republic of China Corporation) dated August 25, 1997 and amended April 13, 2000.

2. Registrar Accreditation Agreement between Xin Net Corp. and ICANN (Internet Corporation for Assigned Names and Numbers) dated December 21, 1999.

3. Registrar License Agreement (RLA) between Xin Net Corp. and Network solutions, Inc. dated June 16, 2000.

                                  SCHEDULE "H"



         Audited Financial Statement of the Company for the period from date of Incorporation to June 30, 2001

                                  SCHEDULE "I"



         Contracts or Indebtedness Between the Purchaser and any of its Shareholders, or Affiliates or Associates of Any of its Shareholders


1. Promissory Note dated June 30, 2001 for US$2,292,729 from Xin Net Telecom Corp. Ltd. to Xin Net Corp.

2. Promissory Note date June 30, 2001 for US$860,755 from Xin Net Telecom Corp. Ltd. to Infornet Investment Corp.